3-3-3 Steadfast Income REIT Acquires Six-Property Houston Portfolio

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST INCOME REIT MAKES SIX-PROPERTY
APARTMENT PORTFOLIO ACQUISITION IN HOUSTON

IRVINE, Calif., Nov. 13, 2013 – Steadfast Income REIT, Inc. announced today that it recently completed a six-property portfolio acquisition in Houston representing 1,692 apartment units. The portfolio was acquired in two phases that closed on October 10 and November 7, respectively. The REIT now has acquired 57 apartment communities in 11 Midwestern and Southern states.
“As the fourth largest city in the nation, Houston has not only sustained the effects of the recession but has continued to lead the nation into the recovery and growth period,” said Ella Neyland, president of Steadfast Income REIT. “In fact, Forbes recently predicted that Houston will be known as ‘America’s next great global city’ with projected job growth over nearly 20 percent in the coming decade.”
All properties in the portfolio were developed by the manager and seller, Atlanta-based Davis Development, between 2004 and 2008. Five of the properties are in the Cypress and Champions submarkets of northwest Houston, and one property is in the prestigious Kingwood master-planned development in the northeast part of Houston. Steadfast represented itself in the transaction and the seller was represented by ARA’s David Oelfke.

The properties all have similar amenities including in-unit washer/dryers, walk-in closets, crown molding, vaulted ceilings and a complete appliance package in the kitchens. Residents are also able to enjoy community amenities that include a clubhouse, swimming pool, business center, barbeque areas, fitness center and remote access gates.
Villas at Huffmeister, Waterford Place at Riata Ranch, Carrington Place and Carrington Park are all in Cypress and offer one-, two- and three-bedroom garden-style apartment homes. All four properties offer a mix of spacious floor plans averaging approximately 1,100 square feet, and the properties are all well leased with occupancies in the mid- to high-90 percent range.
Carrington at Champion Forest is a 284-unit property located in the Champions submarket consisting of one, two and three-bedroom units with average in-place monthly rents of $1,016.
Villas of Kingwood is a 330-unit garden-style property located in the prestigious master-planned community of Kingwood. The property offers 18 different floor plans and almost 80 percent include an attached garage. Villas of Kingwood is 98 percent occupied and has in-place monthly rents of $1,140.
All six of the properties present a value-enhancement opportunity and Steadfast plans to complete interior upgrades that will include pendant lighting in the kitchen, vinyl wood plank flooring, Berber carpet, and designer accent walls in the dining room and living room. Steadfast plans to complete the interior upgrades when turning the units between residents.
With these latest acquisitions, the REIT has acquired nearly 14,000 apartment units in Alabama, Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Oklahoma, Ohio, Tennessee and Texas purchased for over $1.3 billion.
About Steadfast Income REIT
Steadfast Income REIT is a real estate investment trust that intends to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties. Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment companies that acquire, develop and manage real estate in the U.S. and Mexico.
This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Income REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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